Exhibit 99

Contacts:
Media	Investors
Tom Fitzgerald	Mike Salop
720-332-4374	720-332-8276
tom.fitzgerald@westernunion.com	mike.salop@westernunion.com

Western Union Reaches Agreement with IRS

ENGLEWOOD, Colo., Dec. 15, 2011 —The Western Union Company (NYSE: WU) announced today that it has reached an agreement with the U.S. Internal Revenue Service (IRS) resolving all remaining issues related to the restructuring of its international operations in 2003. The agreement covers the Company’s tax treatment for imputed intangibles income, trademark buy-in royalties, and other items.

As a result of the agreement, the Company will make cash payments to the IRS and various state tax authorities of approximately $220 million, which are in addition to a $250 million tax deposit made with the IRS in 2010 connected to the potential liability. The Company will also eliminate its related tax contingency reserve and expects to record a one-time tax benefit of approximately $200 million in 2011. These actions reflect the impact of the resolution reached in the agreement with the IRS for the 2003 – 2004 tax years as well as the application of the agreed treatment to the subsequent years through 2011.

Based on the resolution of the tax treatment of imputed intangibles income, trademark buy-in royalties, and other items, the Company anticipates 2012 and future year effective tax rates to be reduced by approximately seven percentage points (-7%), compared to the Company’s previous effective tax rate outlook for 2011 of 23% to 24%. Future year tax rates may vary due to tax law changes and other factors.

Safe Harbor Compliance Statement for Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as “expects,” “intends,” “anticipates,” “believes,” “estimates,” “guides,” “provides guidance,” “provides outlook” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. Readers of this press release by The Western Union Company (the “Company,” “Western Union,” “we,” “our” or “us”) should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the “Risk Factors” section and throughout the Annual Report on Form 10-K for the year ended December 31, 2010. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement.

Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: changes in immigration laws, patterns and other factors related to migrants; our ability to adapt technology in response to changing industry and consumer needs or trends; our failure to develop and introduce new products, services and enhancements, and gain market acceptance of such products; the failure by us, our agents or subagents to comply with our business and technology standards and contract requirements or applicable laws and regulations, especially laws designed to prevent money laundering, terrorist financing and anti-competitive behavior, and/or changing regulatory or enforcement interpretations of those laws; the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules promulgated there-under; changes in United States or foreign laws, rules and regulations including the Internal Revenue Code, and governmental or judicial interpretations thereof; changes in general economic conditions and economic conditions in the regions and industries in which we operate; political conditions and related actions in the United States and abroad which may adversely affect our businesses and economic conditions as a whole; interruptions of United States government relations with countries in which we have or are implementing material agent contracts; mergers, acquisitions and integration of acquired businesses and technologies into our Company, and the realization of anticipated financial benefits from these acquisitions; changes in, and failure to manage effectively exposure to, foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; our ability to resolve tax matters with the Internal Revenue Service and other tax authorities consistent with our reserves; failure to comply with the settlement agreement with the State of Arizona; liabilities and unanticipated developments resulting from litigation and regulatory investigations and similar matters, including costs, expenses, settlements and judgments; failure to maintain sufficient amounts or types of regulatory capital to meet the changing requirements of our regulators worldwide; deterioration in consumers’ and clients’ confidence in our business, or in money transfer and payment service providers generally; failure to manage credit and fraud risks presented by our agents, clients and consumers or non-performance by our banks, lenders, other financial services providers or insurers; any material breach of security of or interruptions in any of our systems; our ability to attract and retain qualified key employees and to manage our workforce successfully; our ability to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place; failure to implement agent contracts according to schedule; adverse rating actions by credit rating agencies; failure to compete effectively in the money transfer industry with respect to global and niche or corridor money transfer providers, banks and other money transfer services providers, including telecommunications providers, card associations, card-based payment providers and electronic and internet providers; our ability to protect our brands and our other intellectual property rights; our failure to manage the potential both for patent protection and patent liability in the context of a rapidly developing legal framework for intellectual property protection; cessation of various services provided to us by third-party vendors; adverse movements and volatility in capital markets and other events which affect our liquidity, the liquidity of our agents or clients, or the value of, or our ability to recover our investments or amounts payable to us; decisions to downsize, sell or close units, or to transition operating activities from one location to another or to third parties, particularly transitions from the United States to other countries; changes in industry standards affecting our business; changes in accounting standards, rules and interpretations; significantly slower growth or declines in the money transfer market and other markets in which we operate; adverse consequences from our spin-off from First Data Corporation; decisions to change our business mix; catastrophic events; and management’s ability to identify and manage these and other risks.

About Western Union

The Western Union Company (NYSE: WU) is a leader in global payment services. Together with its Vigo, Orlandi Valuta, Pago Facil and Western Union Business Solutions branded payment services, Western Union provides consumers and businesses with fast, reliable and convenient ways to send and receive money around the world, to send payments and to purchase money orders. As of September 30, 2011, the Western Union, Vigo and Orlandi Valuta branded services were offered through a combined network of approximately 485,000 agent locations in 200 countries and territories. In 2010, The Western Union Company completed 214 million consumer-to-consumer transactions worldwide, moving $76 billion of principal between consumers, and 405 million business payments. For more information, visit www.westernunion.com.

WU-F, WU-G